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                                                                  EXHIBIT 10.9.9


                                   AGREEMENT

THIS AGREEMENT is made this 15th day of July, 1994 between

(1) SIMON-HORIZON LIMITED registered number 467924 ("Simon") a company incorporated in England and Wales with registered office at Horizon House, Azalea Drive, Swanley, Kent BR8 8JR; and

(2) SIMON PETROLEUM TECHNOLOGY LIMITED registered number 2720413 ("SPT") a company incorporated in England and Wales with registered office at Ty'n-y-Coed, Llanrhos, Llandudno, North Wales; and

(3) SIMON ENGINEERING PLC registered number 52665 ("SEL") a company incorporated in England and Wales with registered office at Simon House, Bird Hall Lane, Stockport, Cheshire SK3 ORJ; and

(4) HORIZON EXPLORATION LIMITED registered number 2804983 ("HEL") a company incorporated in England and Wales with registered office at 6 Pembroke Road, Sevenoaks, Kent, TN13 1XR.

1.       Interpretation

1.1      In this Agreement, including the Schedules:

         1.1.1 The following words and expressions shall have the following meanings unless they are inconsistent with the context:

         "Additional Equipment"   the equipment referred to in Clause 3.2.1;

         "Agreement"              this agreement;

         "Assignment Agreement"   the assignment agreement in Agreed Form of
                                  even date herewith made between Simon and HEL in respect of the Management Agreement;

         "Business Competitor     a competitor of HEL or of Exploration
         of HEL"                  Holdings Limited or any of such company's
                                  subsidiaries from time to time in relation to the provision of offshore seismic data acquisition services;





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         "Charter"                the charterparty in Agreed Form by sub-demise
                                  of even date herewith made between Simon and HEL in respect of the Vessel;

         "Connected"              for the purposes of Clause 3.2.5 has the
                                  meaning set out in Section 249 of the
                                  Insolvency Act 1986;

         "Deed of Assignment"     the Deed of Assignment of insurances of Goods
                                  subject to the Leases in Agreed Form of even date herewith between Simon and HEL;

         "Effective Date"         30th June, 1994;

         "Ervik"                  Ervik Marine Services A/S;

         "Excluded Equipment"     the equipment so defined in the Charter;

         "Guarantee"              the continuing cross-guarantee and indemnity
                                  in Agreed Form to be entered into by the companies comprising the HEL Group in favor of Simon, SPT and SEL;

         "HEL Group"              Horizon Seismic Inc., Exploration Holdings
                                  Limited, HEL and each of their subsidiaries from time to time;

         "Leases" the sub-leases in Agreed Form of even date herewith entered into between Simon and HEL in respect of seismic and other equipment to be used on and in connection with the Vessel;

         "Management Agreement"   the management agreement dated 19th December
                                  1990, together with the First Addendum
                                  thereto also dated the same date between Simon and Ervik;

         "Master Lease Agreement" the master lease agreement in Agreed Form of even date herewith entered into between Simon and HEL;

         "Owner"                  Royal Bank of Scotland (Industrial Leasing)
                                  Limited;

         "RBS Charter"            the charterparty by way of Demise dated 20th
                                  December, 1990 and made between the Owner and Simon;

         "RBS Leases"             if the Master Lease Agreement dated 31st
                                  March, 1992 and the Lease Contracts Nos.
                                  RS920/0017 and





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                                  RS920/0022 each dated 31st March, 1992, all
                                  made between the Owner and Simon;

         "Retained Equipment"     the equipment so defined in the Charter;

         "Sale Agreement"         the undated "Agreement for Sale of a
                                  Business" executed in July 1993 between
                                  Simon, SPT and HEL;

         "SEL Guarantee"          the Guarantee by Simon Engineering Plc in
                                  favour of the Owner dated 20th December, 1990

         "Simon Labrador"         the M.V. "Simon Labrador" (ex M.V. "Seaway
         and "Vessel"             Labrador");

         "Subsidiaries"           shall have the meaning ascribed thereto
                                  pursuant to section 736 of the Companies Act
                                  1985;

         "Syntron"                Syntron Europe Limited, a company supplying
                                  and repairing marine seismic equipment;

         "Syntron Letter"         letter from SPT to HEL dated 18th August 1993
                                  agreeing to pay for streamer refurbishment on deferred terms.

         1.1.2 Reference to any document being in the "Agreed Form" means in the form or in the terms agreed between the parties' respective solicitors or attornies and references to any document include references to that document as the same may be amended from time to time.

         1.1.3 All references to a statutory provision shall be construed as including references to:

                          (a) any statutory modification, consolidation, re-enactment (whether before or after the date of this Agreement) for the time being in force;

                          (b) all statutory instruments or orders made pursuant to it; and

                          (c) any statutory provisions of which it is a consolidation, re-enactment or modification.

         1.1.4 Except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting any gender include all genders; words denoting persons include firms and corporations and vice versa.





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         1.1.5   Unless otherwise stated, a reference to a clause, sub-clause or Schedule is a reference to a clause or a sub-clause of, or a Schedule to, this Agreement.

2.       Agreement

         2.1.1 HEL hereby undertakes for itself and to procure on the part of each of the companies of the HEL Group the due exercise and performance by HEL and of each of such companies of all of its or their respective duties, obligations and liabilities under the terms of the Charter, the Master Lease Agreement, the Leases, the Guarantee, the Management Agreement, the Assignment Agreement, the Deed of Assignment and this Agreement (together the "HEL Documents") strictly in accordance with such terms. Subject only to the provisions of Clause 4.1 and notwithstanding the provisions of any other HEL Document, HEL hereby agrees unconditionally and irrevocably to indemnify each of Simon, SPT and SEL and keep it and each of them indemnified fully against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements which may be imposed on, incurred or suffered by or asserted against any of Simon, SPT and SEL under or which are in any way related to the RBS Charter, the RBS Leases, the Management Agreement, the SEL Guarantee, the Syntron Letter, the Vessel, its ownership or operation arising on or after the Effective Date in respect of any period commencing on or after the Effective Date. In addition, HEL hereby agrees unconditionally and irrevocably to indemnify each of Simon, SPT and SEL and keep it and each of them indemnified fully against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements which may be imposed or incurred or suffered by or asserted against any of Simon, SPT and SEL which directly or indirectly result from or are in any way connected with or related to any act or omission under or default by HEL or any HEL Group Company in the performance of any of its obligations thereunder or under the HEL Documents or any of them. Notwithstanding the other provisions of this Agreement or any provision of any other of the HEL Documents, nothing contained herein or therein shall avoid, exclude or limit in any way the liability of HEL in respect of any act or omission for which HEL would have been liable but for the entering into of the HEL Documents and the transactions contemplated thereby.

         2.1.2 Each of Simon, SPT and SEL shall give prompt notice to HEL of any action commenced against it or any claim or demand made upon it in respect of which indemnity may be sought pursuant to the indemnity in Clause 2.1.1. HEL may participate at its own expense in the defence of any such action, claim or demand. If it so elects within a reasonable time after receipt of such notice, HEL may assume the defence of such action claim or demand with legal advisers chosen by it and approved by Simon, SPT and SEL (or the relevant one or more of them against or upon whom such action, claim or demand is





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                 made) unless they or the relevant one or more of them
                 reasonably object to the assumption on the grounds that there may be legal defences available to them or it which are different from or in addition to those available to HEL. If HEL so assumes the defense of such action claim or demand HEL shall not be liable for the fees and expenses of more than one legal adviser or firm of legal advisers of Simon, SPT and SEL or the relevant one or more of them incurred thereafter in connection therewith. In no event shall HEL be liable for the fees of more than one legal adviser or firm of legal advisers of Simon or SPT or SEL in connection with any one action, claim or demand or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. HEL shall not be liable to indemnify the relevant one or more of Simon, SPT and SEL for any settlement of any action, claim or demand effected without the consent of HEL (such consent not to be unreasonably withheld or delayed).

         2.1.3 HEL shall pay to Simon and/or SPT and/or SEL (as the case may be) on first demand such sum or sums as it or they may certify as being payable to them pursuant to the indemnity in Clause
                 2.1.1. Any certificate by Simon and/or SPT and/or SEL (as the case may be) as to the amount of such costs shall, in the absence of manifest error, be conclusive and binding upon HEL and the HEL Group and each member company thereof.

         2.1.4   All payments pursuant to the indemnity referred to in Clause
                 2.1.1 shall be free and clear of and without deduction or withholding for any tax of any nature now or hereafter imposed by any country or any sub-division or taxing authority thereof or therein or any federation or organization of which such country is a member. If any such payment shall be subject to any such tax or if HEL shall be required to make any such deduction or withholding, HEL shall pay to Simon and/or SPT and/or SEL such additional amount as may be necessary to enable Simon and/or SPT and/or SEL to receive, after all deductions and withholdings, a net amount equal to the full amount payable thereunder. As used in this Clause the term "tax" includes all levies, imposts, duties, charges, fees, deductions, withholdings, turnover tax, transaction tax, stamp tax and any interest or penalties thereon and any restrictions or conditions resulting in a charge.

2.2      HEL agrees:

         2.2.1 to enter into the Charter, the Master Lease Agreement and Leases on the date hereof;

         2.2.2   (a)      that the undated 1993 Management Agreement between
                          SPT, Simon and HEL shall terminate on the date hereof, but without prejudice to the rights and liabilities of the parties previously accrued; and





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                 (b)      that the undated D.P. Software License Agreement made
                          between SPT and HEL executed in July 1993 is hereby renewed for a period of twelve months from 1st July 1994 at an annual rental of US$120,000 (subject to the addition of VAT and other applicable tax) for the first 548 ship days and then at $110 per ship day thereafter. Such annual rental of $120,000 shall be payable quarterly in advance in equal installments. The first such instalment shall be payable on the date hereof and the following installments shall be payable on 1st October 1994, 1st January 1995 and 1st April 1995 respectively. Rental due for days in excess of the first 548 ship days shall be payable monthly in arrears;

                          SPT agrees that it will during the period of such license continue to support such software under the terms of the DP Software License Agreement and shall give to HEL not less than nine months prior written notice of ceasing to support such software. HEL shall give SPT not less than nine months prior written notice of termination of the DP Software License Agreement.

2.3 HEL hereby agrees that the terms of the undated letter agreement regarding apportionment of insurance deductibles (a copy of which is attached to this Agreement as Annex 1) shall cease for all purposes to have effect on and after the Effective Date and that HEL shall have no liability, present or future, thereunder.

2.4 Simon, SPT, SEL and HEL agree to use all reasonable endeavors to procure that the Owner shall agree to amend the provisions regarding the insurances of the Vessel:

         2.4.1 to reflect current market conditions in relation to deductibles; and

         2.4.2 so that all losses payable thereunder shall be payable to the Owner (except where, in relation to P & I payments such payments are to be made to third parties who have suffered the relevant loss if none of the parties to this Agreement has previously paid or partly paid out such third party claim, or, following such a payment or part payment out, where the relevant party to this Agreement is entitled to be reimbursed in respect thereof) regardless of the severity of the loss sustained, but so that the Owner shall apply all sums received which are less than L.250,000 in aggregate in respect of any claim under the Hull and Machinery policies either by making payment direct to contractors or yards in respect of works or repairs done or to be done in respect of the relevant loss payable or by payment in reimbursement of the relevant one of Simon, SPT, SEL or HEL for sums expended by such party in procuring the repair or works occasioned in relation to such loss payable and so paid to the Owner.





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3.       Continuing Obligations of HEL

3.1 HEL hereby covenants and agrees with and for the benefit of Simon, SPT and SEL that HEL will at all times hereafter fully perform its obligations pursuant to the Charter, the Master Lease Agreement and the Leases in a timely manner so as at all times to maintain and adhere to all the terms and conditions of the RBS Charter and the RBS Leases and maintain the same in full force and effect in accordance with their respective terms.

3.2      HEL further undertakes to Simon, SPT and SEL that HEL will:

         3.2.1 without prejudice to its obligations pursuant to the Charter and the Leases (a) invest a minimum of US$950,000 in seismic equipment for the Vessel within 3 months from the date of this Agreement provided that if such investment is financed wholly or partly by way of any leasing transaction it shall be upon terms that such lease will be fully paid up within 18 months from 1st June 1994 and will require only even monthly payments on the part of the lessee (and shall not contain any balloon payment obligations); and (b) continue to invest in the Vessel to maintain it fit for purpose and in particular at all times procure appropriate equipment and maintain all equipment from time to time used on or in connection with the Vessel sufficient to obtain three-dimensional seismic work in accordance with current best practice and so as to remain (and so that the Vessel shall remain) competitive in its field on the basis (at any time and from time to time) of best available techniques not involving excessive costs;

         3.2.2 use all reasonable endeavors to procure that whenever it invests in equipment or assets for the Vessel by way of leasing all such leases shall be made upon teems such that if Simon shall pursuant to the terms of the Charter repossess the Vessel, Simon shall be entitled to elect either to return such leased assets to the respective lessors or take over the relevant leases;

         3.2.3 deliver to Simon promptly after acquiring any such equipment referred to in Clause 3.2.1 (a) (whether purchased or leased) details of the equipment acquired and either (where such equipment is purchased) Bills of Sale in respect thereof so as formally to implement such transfer of title or (where such equipment is leased) a copy of the relevant lease contract or contracts. HEL hereby undertakes that it will if required by Simon forthwith upon payment out of the relevant lease or leases deliver to Simon Bills of Sale in respect of any such Additional Equipment so as to transfer title thereto to Simon. All such equipment so transferred to Simon shall thereafter for all purposes be deemed to be leased to HEL as if specifically referred to in the Leases, provided that no additional rental shall be paid in respect thereof;





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         3.2.4   meet the remaining payments due to Syntron for the
                 refurbishment of the third streamer pursuant to the Syntron Letter and agrees that none of Simon, SPT and SEL shall have any further liability under or pursuant to the Syntron Letter;

         3.2.5 itself and will procure that HEL Group will maintain a dividend cover of no less than four times earnings and operating cash flows (determined in accordance with generally accepted accounting principles in the United Kingdom) and provide to Simon a certificate from HEL's or (if different) HEL Group's principal auditors upon request as to the compliance by HEL Group with such requirements. For the purposes of this Clause, dividends shall include all distributions and disbursements to third parties or to persons (not being companies within the HEL Group) connected with any company which is a member of the HEL Group from any member of the HEL Group whether by way of dividends on ordinary shares, repurchase of shares, cancellation of shares, management charges and fees or otherwise but, for the avoidance of doubt, shall not include the repayment of bona fide loans and debts. HEL will further procure that all transactions between the HEL Group or any company which is a member thereof with any person connected with the HEL Group or any company which is a member thereof shall be on arm's length terms and for full value;

         3.2.6 itself and will procure that HEL Group (and any company which shall in future become a member of HEL Group) provide cross guarantees in Agreed Form relating to all undertakings, covenants and obligations expressed or intended to be binding upon HEL and the HEL Group under or pursuant to the terms of this agreement and the documents to be entered into pursuant hereto.

3.3 HEL undertakes to Simon, SPT ant SEL to use its best endeavors to ensure that not later than 27th November 1994 or such later date as Simon may agree it will either:

         3.3.1 procure the giving of a guarantee of all of its obligations to Simon, SPT and SEL as described in this Agreement and in the documents to be entered into pursuant hereto in form and substance satisfactory to and by a bank acceptable to Simon, SPT and SEL as Simon, SPT and SEL shall in their discretion determine; or

         3.3.2 refinance the Vessel entirely in such manner as shall ensure, that neither in relation to the RBS Leases or the RBS Charter nor in respect of any arrangements touching upon or concerning them or the Vessel shall Simon or SPT or SEL or any other company in the Simon Engineering Plc group of companies thereafter have any actual or contingent liability in respect of the Vessel whether as principal or surety or otherwise howsoever provided that in connection with any such refinancing the obligations of Simon and SEL





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                 pursuant to Clause 4.1 shall be varied and instead of HEL's obligations to pay charterhire to Simon not commencing until the specified aggregate sum has been paid by Simon under the RBS Charter, the obligation of Simon and SEL shall be to pay the balance of such aggregate sum to the provider of the relevant finance to HEL (which shall be applied in or towards discharge of the obligations of HEL in respect of such refinancing), but in any such case Simon and SEL shall not be obliged to pay any moneys in any different amounts or at any different times to the amounts and times which would have applied under the RBS Charter unless Simon and SEL shall otherwise so agree;

         but if unable to complete such arrangements by 27th November 1994 (or such later date as may be agreed) as aforesaid it will thereafter continue to use its best endeavors to do so as quickly as possible until it is able to complete such arrangements.

         Provided that when and if HEL shall complete such arrangements as described in 3.3.1 or 3.3.2 above the obligations of HEL pursuant to
         3.2.5 above and Clause 12 of the Charter shall cease thereafter to have effect (except, in the latter case, to the extent that any consent of the Owner may be required pursuant to the RBS Charter or RBS Leases).

4.       Continuing Obligations of Simon

4.1 Each of Simon and SEL undertakes that it will after the Effective Date continue to make payments in respect of the obligations of the Charterer under the RBS Charter (or, when applicable, make payments which would otherwise be for the account of HEL pursuant to any such refinancing as is referred to in and in accordance with the provisions of 3.3.2 above) as the same shall fall due as shall equal the aggregate sum of L.2,336,000 and hereby agrees that provided HEL shall not be in breach of any of its obligations to Simon under the Leases and/or the Charter HEL's obligation to make payment of charterhire under the Charter shall not commence until such time as the aggregate amount of payments by Simon to the Owner after the Effective Date shall have exceeded, in aggregate, L.2,336,000. The obligation of Simon and SEL to pay such aggregate L.2,336,000 sum referred to above in respect of charterhire payable after the Effective Date shall be to pay such aggregate sum net of all adjustments of rental and cash amounts payable as may apply or be payable in relation to the period after the Effective Date as a result of any increase or decrease in rental payable by Simon by way of adjustment of rental pursuant to paragraph 4 of Schedule 3 to the RBS Charter or of any amount payable or received by Simon pursuant to paragraph 4 of such Schedule 3.

4.2 HEL agrees that provided Simon shall notify HEL in writing of the payment or payments to be made by Simon which will cause such aggregate figure to be exceeded HEL will pay direct to the Owner the balance of such payment or payments; and HEL





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         shall thereafter make payments to Simon in full under the Charter strictly in accordance with the terms thereof.

4.3 Subject to any necessary consents previously having been obtained from the Owner, HEL shall within one month of the Effective Date, and Simon shall permit HEL to (and will at HEL's expense take all such steps as HEL may reasonably require in connection therewith), change the name of the Vessel provided (and HEL hereby agrees) that no future name shall without the consent of Simon include "Simon" or otherwise imply any continuing relationship with Simon or any company in the Simon Engineering plc group of companies. Simon will use all reasonable endeavors to procure the consent of the Owner to such change of name.

4.4 If the Owner shall not previously have agreed with Simon and HEL that HEL shall have the sole right to exercise the Drop-Lock Option set out in Clause 5.3 of Schedule 3 to the RBS Charter and incorporated into the RBS Leases by two letters dated 30th April 1992 from the Owner's agent (Royal Bank Leasing Limited) countersigned on behalf of Simon on 13th May 1992 in respect of each such lease Simon agrees that it will at the request of HEL exercise such option as soon as reasonably possible following HEL's written request to it in respect of the same.

5.       Transfer of Assets

5.1 Property in and the use of assets used on or in connection with the Vessel shall be dealt with in accordance with the provisions of this Clause 5.

5.2 Excluded Equipment is and will remain the property of Simon, but HEL shall be deemed to lease the Excluded Equipment upon the same terms as equipment subject to the Leases except that no additional rental shall be payable in respect thereof. When and if any of the Excluded Equipment shall become obsolete HEL shall (subject to having previously given Simon prior notice in writing thereof so as to permit Simon, if it wishes, to remove such equipment) be entitled to dispose of the same for scrap or otherwise provided that it shall, where appropriate or necessary to comply with its obligations pursuant to this Agreement or the Charter, replace such equipment with appropriate, up-to-date equipment. Such replacement equipment shall, subject to the terms of this Agreement and the Charter, be and remain the property of HEL. Property in and title to the Excluded Equipment shall pass to HEL upon the expiration by affluxion of time of the Primary Period under the Charter and the Leases. Simon shall if requested by and at the expense of HEL then execute such bills of sale or other documents as HEL may reasonably require to complete or evidence such transfer of title.

5.3 Retained Equipment shall be and remain at all times the property of Simon and made available to HEL's use upon the terms of such leases or licenses as have been or may from time to time be agreed by and between Simon and HEL. Subject to the terms





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         thereof, Simon shall be entitled to remove or to require the return of such equipment at any time and, for the avoidance of doubt, Simon shall be entitled to exercise such rights immediately or at any time after any "Termination Event" shall have occurred under the Charter or either of the Leases.

5.4 HEL represents and warrants that the floating charge created by HEL over all of its undertaking, property and assets, present and future, in favor of National Westminster Bank plc has not crystallized and that nothing, whether contained in the mortgage debenture dated 17th December, 1993 creating the same, or otherwise, would cause it to crystallize in relation to any Additional Equipment. HEL shall acquire the Additional Equipment in accordance with the terms of Clause 3.2 and any equipment so purchased in accordance with Clause 3.2.1(a) by HEL shall upon acquisition become the property of Simon (and HEL shall execute and deliver to Simon such bills of sale and/or other documents as Simon may require to effect such transfer of title in each case free and clear of any encumbrance). Any equipment acquired pursuant to Clause 3.2.1(a) by means of any leasing arrangement as provided for by Clause 3.2 shall immediately upon payment out of such lease become the property of Simon (and HEL shall execute and deliver to Simon such bills of sale or other documents as Simon may require to effect such transfer of title). Once title to Additional Equipment has been transferred to or vested in Simon, such equipment shall for the purposes of this Agreement thereafter be deemed for all purposes to be Excluded Equipment and subject to the provisions of Clause 5.2.

5.5 Equipment which is acquired by or utilised by HEL on the Vessel and which is not Excluded Equipment, Retained Equipment or Additional Equipment, whether owned by HEL or any party other than HEL, Simon, or the Owner, shall (subject to Clause 5.6) remain the property of the owner thereof. Where any such equipment shall not be the property of HEL HEL shall at all times ensure that neither it nor any part thereof shall become subject to the terms of Clause 5.6.

5.6 Notwithstanding any other provisions of this Agreement or the Charter, where any equipment installed or used on the Vessel by HEL would, if so installed or used by Simon, become the property of the Owner pursuant to the RBS Charter and/or the RBS Leases then such equipment shall (unless the prior agreement of the Owner to the contrary shall have been obtained) become the property of the Owner as if the relevant terms of the RBS Charter and/or the RBS leases applied thereto and were set out herein mutatis mutandis so as to bind HEL to the terms thereof.

6.       Apportionments

6.1 In lieu of apportionment the expenses and earnings of the Vessel shall be dealt with as follows as from the Effective Date:





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         6.1.1   Subject to 6.1.2, HEL shall be responsible for payment of the following obligations outstanding as at the Effective Date:

                 (i) all creditors for goods, repairs and services supplied or to be supplied and whether or not invoiced prior to the date of this Agreement; and

                 (ii) all replacement, repair and servicing of equipment on the Vessel.

         6.1.2 HEL shall not be responsible in relation to the period ended on the Effective Date for payment of the following obligations:

                 (i) payments due to the Owner pursuant to the RBS Charter and the RBS Leases

                 (ii) payments due to Ervik whether under or pursuant to the Management Agreement or otherwise

                 (iii) the sum of L.125,000 due to HEL in respect of overdue creditors and

                 (iv) Taxes relating to the use and operations of the Vessel at any time prior to the Effective Date

         6.1.3 Simon shall pay to HEL on the date of completion (or, if later, the date upon which all necessary consents have been received by Simon in relation to the transactions contemplated hereby) a sum of not more than $100,000 in relation to in-water equipment damaged or lost on 3rd July 1994 in full and final settlement of any claims which HEL might otherwise have against Simon, SPT or SEL in respect thereof

         6.1.4 HEL shall be entitled to all income arising from debtors outstanding at the Effective Date in relation to the acquisition of seismic data, but not income arising from on board processing services, which shall (and shall thereafter continue to) belong to Simon in respect of the client contracted with HEL as at the Effective Date

         6.1.5 Except as otherwise provided in this Clause 6.1 and subject to Clause 4.1, as from the Effective Date all expenses relating to the Vessel and all income derived from its use shall be for the account of HEL.

6.2 Notwithstanding that delivery thereof pursuant to the terms of the Charter and the Leases respectively shall occur after the date of this Agreement, on and after the date of this Agreement all risk of loss of or damage to the Vessel or the goods subject to the Leases shall as between Simon and HEL pass to HEL with effect from the Effective Date.





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7.       Completion

         Completion shall take place at the offices of Simmons & Simmons, 14 Dominion Street, EC2 at midday on 15th July 1994 when all of the documents referred to herein and as conditions precedent to the Charter and the Master Lease shall be delivered and shall become binding upon the parties thereto subject only to the obtaining by Simon, SPT and SEL of the relevant consents of the Owner and their other financiers in form and substance satisfactory to them. Simon shall notify HEL forthwith of receipt of such consents and upon the giving of such notice all of the terms of this Agreement and the transactions and documents referred to herein shall become effective and be implemented as envisaged hereby and the Vessel and the equipment subject to the Leases shall be delivered to and accepted by HEL. Simon and HEL shall sign date and deliver a protocol of delivery and acceptance in Agreed Form to confirm delivery and acceptance of the Vessel. Simon and HEL shall use all reasonable endeavors to obtain the consent of the Owner (including confirmation in terms reasonably acceptable to Simon and HEL of the Owner's requirements regarding the insurances of the Vessel) within 14 days after the date of this Agreement and Simon and SEL shall use all reasonable endeavors to obtain the consent of certain US Noteholders within 28 days after the date of this Agreement. If all such consents have not been received within 28 days after the date of this Agreement the parties shall endeavor to agree an appropriate extension of such period but in the absence of such agreement this Agreement shall be deemed to be of no further effect.

8.       Costs

         Each party to this agreement shall be responsible for its own costs and expenses (including legal fees) incurred in connection with the negotiation, preparation and execution of this agreement and in the completion of the transactions contemplated hereby.

9.       Announcements

         No announcement about this Agreement or any part of its subject-matter shall be made unless agreed by all parties hereto or as required by law or applicable regulations (including any relevant Stock Exchange regulations) and the matters herein shall be kept strictly confidential.

10.      Assignment

10.1 The HEL Documents shall benefit and be binding on the parties, their respective successors and any permitted assignee or transferee of some or all of a party's rights or obligations thereunder. Any reference in the HEL Documents to any party shall be construed accordingly.

10.2 Neither HEL nor any member of the HEL Group may assign, transfer or otherwise dispose of all or part of its rights or obligations under the HEL Documents.

10.3 Simon, SPT and SEL or any of them may at any time transfer all or any part of its rights, benefits and obligations under the HEL Documents by assigning to any other of them or to any third party (each of which is hereinafter in this Clause called an "Assignee") which is not a Business Competitor of HEL all or any part of its respective rights and benefits hereunder in consideration of the agreement of each such Assignee to perform, or to reimburse the assignor for having performed, the assignor's obligations thereunder as so assigned to such Assignee. If any such third party is a Business Competitor of HEL Simon, SPT and SEL shall not, without the prior written consent of HEL (such consent not to be unreasonably withheld or delayed) so transfer all or any part of its respective rights, benefits and obligations. If any of Simon, SPT and/or SEL does so transfer its rights, benefits and obligations in accordance with the provisions of this Clause 10, all references in the HEL Documents to it shall thereafter be construed as a reference to the Assignee.

10.4 Simon, SPT and SEL may not disclose to a potential assignee or any other person proposing to enter into contractual arrangements with it in relation to the HEL Documents information about the HEL Group, the Vessel and the HEL Documents except with the prior written consent of HEL (such consent not to be unreasonably withheld or delayed).

11.      Notices

         All notices, demands or other communications under or in connection with this Agreement shall be sent by letter, telefax or telex:

         (a)     if to Simon or SPT
                 Horizon House
                 Azalea Drive
                 Swanley
                 Kent TN13 1XR
                 Attn: Company Secretary

                 Telex No: 896050 EXPLOR G
                 Fax No: 0322 613650

         with copy to:

                 Simon Engineering Plc
                 Simon House
                 Bird Hall Lane
                 Stockport

                 Cheshire
                 SK3 ORT
                 Attn: Company Secretary

                 Telex No: 665923 SIMENG G
                 Fax No: 061 491 2472

         (b)     if to HEL
                 6 Pembroke Road
                 Sevenoaks
                 Kent TN1 1XR
                 Attn: Company Secretary
                 Telex No: 957840 EXPLOR G
                 Fax No: 0732 742977

                 or to such other address or telex number as such party may from time to time notify to the other parties hereto.

12.      Law and Jurisdiction

12.1 This agreement shall be governed by and construed in accordance with English law.

12.2 Any dispute or difference hereunder shall be referred to the exclusive jurisdiction of the English courts.


IN WITNESS whereof this Agreement has been executed by the parties hereto the day and year first above written.

SIMON HORIZON LIMITED


By:  /s/ [illegible signature]


SIMON PETROLEUM TECHNOLOGY LIMITED


By:  /s/ [illegible signature]


SIMON ENGINEERING plc

By:  /s/ [illegible signature]

HORIZON EXPLORATION LIMITED


By:  /s/ [illegible signature]

                                   ANNEX - 1

                         [Insurance Deductibles Letter]